SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): JULY 22, 2004


                         PRG-SCHULTZ INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)

                        Commission File Number: 000-28000

            GEORGIA                                    58-2213805
(State or other jurisdiction of               (IRS Employer Identification
         incorporation)                                   No.)




          600 GALLERIA PARKWAY
               SUITE 100
            ATLANTA, GEORGIA                               30339-5949
(Address of principal executive offices)                   (Zip Code)



        Registrant's telephone number including area code: (770) 779-3900



          (Former name or former address, if changed since last report)



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements.

         Not applicable.

     (b) Pro Forma Financial Information.

         Not applicable.

     (c) Exhibits.

         Exhibit Number              Description

         99.1                        Press Release dated July 22, 2004


ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information provided pursuant to this Item 12 is to be considered "filed" under the Securities Exchange Act of 1934 ("Exchange Act") and incorporated by reference into those filings of PRG-Schultz International, Inc. ("PRG-Schultz") that provide for the incorporation of all reports and documents filed by PRG-Schultz under the Exchange Act.

On July 22, 2004, PRG-Schultz issued a press release announcing its results for the quarter ended June 30, 2004. PRG-Schultz hereby incorporates by reference herein the information set forth in its Press Release dated July 22, 2004, a copy of which is attached hereto as Exhibit 99.1. Except as otherwise provided in the press release, the press release speaks only as of the date of such press release and such press release shall not create any implication that the affairs of PRG-Schultz have continued unchanged since such date.

Except for the historical information contained in this report, the statements made by PRG-Schultz are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. PRG-Schultz's future financial performance could differ significantly from the expectations of management and from results expressed or implied in the Press Release. See the risk factors contained in the Press Release for a discussion of certain risks and uncertainties that may impact such forward looking statements. For further information on other risk factors, please refer to the "Risk Factors" contained in PRG-Schultz's Form 10-K filed March 5, 2004 with the Securities and Exchange Commission. PRG-Schultz disclaims any obligation or duty to update or modify these forward-looking statements.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PRG-SCHULTZ INTERNATIONAL, INC.



Date: July 22, 2004                   By:  /s/ Clinton McKellar, Jr.
                                         ---------------------------------------
                                               Clinton McKellar, Jr.
                                               General Counsel and Secretary






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                                  EXHIBIT INDEX



Exhibit Number             Description
--------------             -----------
    99.1                   Press Release dated July 22, 2004